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                                                                     EXHIBIT 4.1

        NEITHER THIS STOCK PURCHASE WARRANT NOR THE SECURITIES WHICH MAY BE PURCHASED PURSUANT HERETO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS STOCK PURCHASE WARRANT AND THE SECURITIES WHICH MAY BE PURCHASED PURSUANT HERETO ARE ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER AND ASSIGNABILITY SET FORTH IN SECTION 7 HEREOF.

                           STOCK PURCHASE WARRANT
                    TO SUBSCRIBE FOR AND PURCHASE SHARES
                      OF COMMON STOCK, NO PAR VALUE, OF
                            NEMATRON CORPORATION

March 31, 1997


     THIS STOCK PURCHASE WARRANT ("Warrant") CERTIFIES THAT, for value received, subject to the provisions hereinafter set forth, (the "Holder") is entitled to purchase from Nematron Corporation, a Michigan corporation, and its successors and assigns (the "Company") up to shares (the "Warrant Shares") of common stock of the Company, no par value (the "Common Stock"), at the price of $6.73 per share (the "Per Share Warrant Price") at any time and from time to time after the date hereof and until February 20, 2000 (the "Expiration Date") subject to the provisions and adjustments and on the terms and conditions hereinafter set forth. The Per Share Warrant Price, when multiplied by the number of shares purchasable hereunder shall be referred to as the "Aggregate Warrant Price." The number of shares purchasable hereunder and the Per Share Warrant Price are subject to adjustment, as hereinafter provided.

     The Company has issued the Warrants pursuant to the terms of an Agreement and Plan of Merger among the Company, NemaSoft, Inc., Intec Controls Corp., Thomas W. Kraus and Robert O. Mick, dated as of February 20, 1997 (the "Merger Agreement"). This Warrant is one of several warrants issued by the Company for the purchase of an aggregate of 125,000 shares of Common Stock issued to the persons listed on Schedule A to this Warrant as part of the consideration paid by the Company pursuant to the Merger Agreement.


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     The following is a statement of the rights of the Holder of this
Warrant and the terms and conditions to which this Warrant is subject, to which terms the Holder hereof, by acceptance of this Warrant, assents.

1.  EXERCISE OF WARRANT

     (a) Subject to the conditions set forth herein, this Warrant may be exercised in whole at any time or in part from time to time by the Holder hereof by the surrender of this Warrant at the principal office of the Company on or before the Expiration Date and upon payment to the Company of the Aggregate Warrant Price (or the proportionate part thereof if exercised in part) for the shares so purchased. Such payment shall be made by the Holder in the form of a certified or cashier's check. If this Warrant is exercised with respect to less than all of the Warrant Shares at the time purchasable hereunder, the Holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised.

     (b) Notwithstanding anything to the contrary contained in this Section 1, the holder of this Warrant may elect to receive Warrant Shares on a "net exercise" basis in an amount equal to the value of the Warrant by surrender of the Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder of this Warrant a number of shares of Common Stock computed using the following formula:

     X =  Y(A-B)
          ------
         A

     Where: X =  the number of Warrant Shares to be
                issued to the Holder;

        Y = the number of Warrant Shares issuable upon exercise of the Warrant;

        A = the Fair Market Value of one share of Common Stock; and

        B =  Per Share Warrant Price.

As used herein, "Fair Market Value" shall mean the average of the last reported sale prices per share of the Common Stock on the Nasdaq Stock Market (or, if the Common Stock is then listed for trading on a national securities exchange, such exchange) for the ten consecutive trading day period ending on the trading day immediately preceding the date on which the Warrant is exercised, or, if there have been no reported sales on any such day, the average of the reported highest bid and lowest asked prices at the end of such day, or, if on any day the


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Common Stock is not listed for trading on the Nasdaq Stock Market or a national securities exchange, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on a national securities exchange or the Nasdaq Stock Market or quoted in the over-the-counter market, the "Fair Market Value" shall be the highest price per share which the Company could obtain from a willing buyer (other than a current employee or director) for shares of Common Stock sold by the Company from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the "Fair Market Value" shall be deemed to be the value received by the holders of the Company's Common Stock for each share of Common Stock in such merger, acquisition or other consolidation.

     (c) The Company shall keep a warrant registry book of the names of all the holders of its registered warrants (including the Holder) and their registered assigns.

2.  RESERVATION OF SHARES OF COMMON STOCK

     The Company agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized, and hold in reserve for issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

3.  ADJUSTMENTS

     The number and kind of Warrant Shares shall be subject to adjustment from time to time as follows:

     (a) In the event the Company shall (i) take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend payable in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of the Company of any class or series, the holder of this Warrant shall thereafter be entitled to receive upon the exercise of this Warrant the number of shares of Common Stock (or other class or series of capital stock of the Company) which he would have owned immediately after such event had the Warrant been exercised immediately prior to the happening of such event. Such adjustment shall become effective immediately after the opening of business on the day following such record date or the day upon which such subdivision, combination or reclassification becomes effective.

     (b) In the event that the Company takes a record of holders of Common Stock for the purpose of entitling them to receive a dividend payable in any security convertible into


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Common Stock and the holder of this Warrant thereafter exercises the purchase rights hereunder, such holder shall be entitled to receive upon such exercise, in addition to the shares of Common Stock deliverable to him in accordance with the provisions hereof, the number of shares or principal amount of such security convertible into Common Stock as he would have been entitled to receive if he had converted immediately prior to the taking of such record.

     (c) No adjustment in the number of Warrant Shares shall be required unless such adjustment would require an increase or decrease of at least one-tenth of a share in the number of Warrant Shares; provided, however, that any adjustment which by reason hereof is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (d) No fractional shares of Common Stock shall be issued upon exercise of this Warrant, but, instead, to the extent that any fraction of a share would otherwise be issuable, the Aggregate Warrant Price shall be proportionately reduced.

     (e) The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     (f) Whenever the Per Share Warrant Price or the number of Warrant Shares shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to the registered holder hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Per Share Warrant Price after giving effect to such adjustment.

     (g) In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, the Company shall mail to the holder of this Warrant, at least ten (10) days prior to such record date a notice specifying such record date and the amount and character of such dividend or distribution.

4.  FULLY PAID STOCK; TAXES

     The Company agrees that the Warrant Shares delivered upon exercise of this Warrant as herein provided shall, at the time of such delivery, be fully paid and non-assessable, and free from all liens and charges with respect to the purchase thereof. Each and every certificate representing Warrant Shares to be delivered upon exercise of this Warrant shall bear


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the legend regarding restrictions on transferability set forth in Section
3(e) of the Merger Agreement. The Company further agrees that it will pay when due and payable any and all federal and state taxes which may be payable by the Company in respect of the issue of this Warrant, or any Common Stock or certificates therefor upon the exercise of this Warrant, pursuant to the provisions thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any attempted transfer, in whole or in part, of this Warrant (including the issuance of new Warrants in connection therewith) or the delivery of stock certificates in a name other than that of the Holder of this Warrant presented for exercise, and any such tax shall be paid by such Holder at the time of presentation.

5.  CLOSING OF TRANSFER BOOKS

     The right to exercise this Warrant shall not be suspended during any period while the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon the exercise of this Warrant while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

6.  LOST OR STOLEN WARRANTS

     In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon an indemnity agreement or bond reasonably satisfactory to the Company.

7.  ASSIGNMENT

     This Warrant is not assignable or transferable except by will or the laws of descent and distribution and any such attempted assignment or transfer shall be null and void. The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

8.  SECURITIES MATTERS

     Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933 (the "Act"), as amended, or any applicable "Blue Sky" laws. By acceptance of this Warrant, the Holder represents and warrants to the Company that Holder (a) is receiving this Warrant and, upon exercise, is acquiring the Warrant Shares for Holder's own account and not on behalf of others, and is not taking this Warrant or any of the Warrant Shares


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with a view to the "distribution" thereof (as that term is defined in the
Act and the rules and regulations of the Securities and Exchange Commission thereunder) and (b) will not offer, distribute, sell, transfer or otherwise dispose of the Warrant Shares except pursuant to (i) an effective registration statement under the Act and any applicable Blue Sky laws with respect thereto, (ii) an opinion, satisfactory to the Company, addressed to the Company, of counsel satisfactory to the Company, that such offering, distribution, sale, transfer or disposition is exempt from registration under the Act and any applicable Blue Sky laws, or (iii) a letter from the staff of the Securities and Exchange Commission or any state securities commissioner, as the case may be, to the effect that it will recommend that no action be taken with respect to such transaction. The Holder agrees, by acceptance of this Warrant, to execute any and all documents deemed necessary by the Company or required by the regulatory authority of any state in connection with any public offering by the Company of the Warrant Shares.

10. MISCELLANEOUS

     (a) Successors and Assigns. All covenants and agreements of the Company in this Warrant shall be binding upon the Company's successors and assigns.

     (b) Governing Law. This Warrant shall be construed and enforced in accordance with the laws of the State of Michigan.

     (c) Amendments. The Company may, with the consent of the holders of Warrants representing the right to purchase not less than a majority of the aggregate number of shares of Common Stock purchasable upon the exercise of all Warrants issued pursuant to the Merger Agreement, add any provision to, change in any manner or eliminate any provision from this Warrant; provided, that no such amendment shall change the number of Warrant Shares issuable upon the exercise of any Warrant or the amount of any payment due upon exercise without the prior written consent of the Holder.

     (d) Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and sent by registered mail, postage prepaid, and if to the Holder, addressed to the Holder at the Holder's address appearing on the warrant registry book of the Company, and if to the Company, addressed to it at 5840 Interface Drive, Ann Arbor, Michigan 48103, Attention: President, or to such other address or attention as shall be furnished in writing by the Company or the Holder, and any such notice shall be deemed to have been given as of the date received.


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     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed by a duly authorized officer and this Warrant to be dated the date set forth above.


                                                NEMATRON CORPORATION


                                              By:
                                                  --------------------------
                                                  Frank G. Logan, III
                                                  President



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